                                                                       EXHIBIT 1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          GLOBAL IMAGING SYSTEMS, INC.

          This corporation was organized by filing its original Certificate of Incorporation under the name of "Global Imaging Systems Inc." with the Secretary of State of Delaware on June 3, 1994. This Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the Certificate of Incorporation of this corporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                   ARTICLE I

          The corporation was organized and exists under Delaware law.

                                   ARTICLE II

          The name of the corporation is Global Imaging Systems, Inc. (hereinafter referred to as the "CORPORATION").

                                  ARTICLE III

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IV

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                   ARTICLE V

          5.1  AUTHORIZED SHARES

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-one million, three hundred five thousand (61,305,000) shares. Fifty-one million, three hundred five thousand (51,305,000) shares shall be Common Stock, each having a par value of one cent ($.01) per share ("COMMON SHARES"), consisting of:

          (1) 400,000 shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON");

          (2) 50,000,000 shares of Common Stock (formerly "Class B Common Stock"), par value $.01 per share ("COMMON STOCK"); and

          (3) 905,000 shares of Class C Common Stock, par value $.01 per share ("CLASS C COMMON").

Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of $.01 per share ("PREFERRED SHARES").

          Upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding share of Class B Common Stock shall be redesignated as "Common Stock." Also upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding share of Class B Common Stock shall be divided into one hundred thirty-two (132) outstanding shares of Common Stock, and each outstanding share of Class C Common shall be divided into one hundred thirty-two (132) outstanding shares of Class C Common (the "STOCK SPLIT").

          No fractional shares of Common Stock or Class C Common shall be created or outstanding upon the effectiveness of the Stock Split. All shares of Common Stock (including fractions thereof) issuable to a holder upon effectiveness of the Stock Split shall be aggregated for purposes of determining whether the Stock Split would result in the issuance of any fractional share, and all shares of Class C Common (including fractions thereof) issuable to a holder upon effectiveness of the Stock Split shall be aggregated for purposes of determining whether the Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation and Stock Split, any holder of Common Stock or of Class C Common would otherwise be entitled to be issued any fractional share, the Corporation shall, in lieu of issuing such fractional share, pay cash equal to the fair market value of such fractional share, as determined in good faith by the Corporation's Board of Directors.

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          The Class A Common, the Common Stock, the Class C Common and any other common stock issued hereafter are referred to collectively as the "COMMON SHARES." The Common Shares and the Preferred Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Section 5.1 or Section 5.2 of this Article are defined in
Section 5.4.

          5.2  COMMON SHARES

          Except as otherwise provided in this Section 5.2 or as otherwise required by applicable law, all shares of Class A Common, Common Stock and Class C Common shall (1) be subject to all of the rights, privileges, preferences and priorities of the Preferred Shares as set forth in the certificate of designations filed to establish each series of Preferred Shares and (2) shall be identical in all respects and shall entitle the holders thereof to the rights and privileges, subject to the same qualifications, limitations and restrictions.

               5.2.1  VOTING RIGHTS

          Except as otherwise provided in this Section 5.2 or as otherwise required by applicable law, all holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders. Except for any amendment to this Article V of the Certificate of Incorporation or except as otherwise required by applicable law, each holder of Class A Common and Class C Common shall not be entitled to vote on any matter submitted to a vote of the Corporation's stockholders.

               5.2.2  DISTRIBUTIONS

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Shares as to the payment of dividends or other distributions, including upon liquidation of the Corporation, the full amount of such dividends or other distributions to which such holders are respectively entitled in preference to the Common Shares, then Distributions may be paid on the Common Shares and on any class or series of stock entitled to participate therewith as to Distributions, out of any assets legally available for the payment of Distributions thereon, but only when and as declared by the Board of Directors of the Corporation, except in the case of Distributions in complete liquidation of the Corporation. At the time of each Distribution, such Distribution shall be made to the holders of Class A Common, Common Stock and Class C Common outstanding as of the time of such Distribution in the following priority:

          (I) The holders of Class A Common shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon

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the number of shares of Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under Sections 5.2.2(ii) and 5.2.2(iii) below until the entire amount of the Unpaid Yield on the outstanding shares of Class A Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this Section 5.2.2(i) to holders of Class A Common shall constitute a payment of Yield on Class A Common.

               (II) After the required amount of a Distribution has been made in full pursuant to Section 5.2.2(i) above, the holders of Class A Common, as a separate class, shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class A Common held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Class A Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under Section 5.2.2(iii) below until the entire amount of the Unreturned Original Cost of the outstanding shares of Class A Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this Section 5.2.2(ii) to holders of Class A Common shall constitute a return of Original Cost of Class A Common.

               (III) After the required amount of a Distribution has been made pursuant to Sections 5.2.2(i) and 5.2.2(ii) above, (A) if there are any shares of Class A Common outstanding, (1) the holders of Class A Common shall be entitled to receive 10% of the remaining portion of such Distribution (ratably among such holders based on the number of shares of Class A Common held by each such holder as of the time of such Distribution) and (2) the holders of Common Stock and Class C Common, as a single class, shall be entitled to receive 90% of the remaining portion of such Distribution (ratably among such holders based upon the number of shares of Common Stock and Class C Common held by each such holder as of the time of such Distribution), and (B) if there are no shares of Class A Common outstanding, the holders of Common Stock and Class C Common, as a single class, shall be entitled to receive 100% of the remaining portion of such Distribution (ratably among such holders based upon the number of shares of Common Stock and Class C Common held by each such holder as of the time of such Distribution).

          5.2.3  CONVERSION PROVISION

                 (A)  OPTIONAL CONVERSION OF CLASS A COMMON OR OF CLASS C
                      ---------------------------------------------------
COMMON. Upon compliance with the provisions of Section 5.2.3(c) below, each
------
holder of Class A Common or of Class C Common may at any time convert any whole number or all of such holder's Class A Common or Class C Common, as the case may be, into shares of fully paid and nonassessable Common Stock. Each share of Class A Common Stock converted hereunder shall be converted into a number of shares of Common Stock equal to the Common Stock Amount Per Share. Each share of Class C Common converted hereunder shall be converted at the rate (subject to adjustment as provided in Section 5.2.3(b)) of one share of Common Stock for each share of Class C Common surrendered for conversion.

          (B) ADJUSTMENTS ON CONVERSION. If the Corporation shall in any manner
              -------------------------
subdivide (by stock split, reclassification, stock dividend or otherwise) or combine (by reverse stock split, reclassification or otherwise) any class or series of the outstanding Common Shares, effective provision shall be made by the Board of Directors of the Corporation to appropriately protect the rights of the holders of the Common Shares, including provision for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of any class or series of the Common Shares (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of any class or series of outstanding Common Shares), or in case of any sale, lease or other disposition to another entity (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation or in case of any other similar event, each holder of a share of Class C Common shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share of Class C Common would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition or other similar event had such share of Class C Common been converted into Common Stock immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition or other similar event. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition or other similar event, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise to appropriately protect the rights and interests herein of the holders of Common Shares (including provision for the protection of the conversion rights of any class or series of the Common Shares) that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other security and property deliverable upon conversion of any class or series of the Common Shares into which each share of such class or series of Common Shares might have been converted immediately prior to such event. The Corporation shall not have the power to be a party to any reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition or other similar event pursuant to which any holder of any class or series of Common Shares would be required to take (x) any voting securities, the voting provisions of which would cause such holder to violate any law, regulation or other requirement of any government body applicable to such holder, or (y) any securities convertible into voting securities, the voting provisions of which if such convention took place would cause such holder to violate any law, regulation or other requirement of any government body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

          (C) MANNER OF EFFECTING CONVERSION. To convert Class A Common or Class
              ------------------------------
C Common into Common Stock, a holder must: (w) complete and sign a conversion notice on the back of the certificate representing the shares of Class A Common or Class C Common, as the case may be, to be converted or deliver written notice to the Corporation (or, if a conversion agent has been designated, to such agent (the "CONVERSION AGENT")); (x) surrender such Class A Common or Class C Common stock certificate to an officer designated by the Corporation or, if a Conversion Agent has been designated, to the Conversion Agent; (y) if the shares are being issued in a name other than that of the holder, furnish appropriate endorsements and transfer documents if required by the registrar for the Corporation's stock or the Conversion Agent; and (z) if the shares are being issued in a name other than that of the holder, pay any transfer tax or similar tax if required by Section 5.2.3(e). Such conversion shall be deemed to have been effected on the date and time such shares of Class A Common or Class C Common are surrendered for conversion, and the person entitled to receive shares of Common Stock issuable on such conversion shall be treated for all purposes as the record holder of the shares of Common Stock as of such date and time. As soon as practicable after the conversion has been effected, the Corporation shall deliver (or shall cause any Conversion Agent to deliver) a certificate or certificates for the number of shares of Common Stock issuable upon the conversion. If less than all the shares represented by any certificate representing Common Shares are being converted, a new stock certificate representing the unconverted shares shall be promptly issued by the Corporation to the holder thereof.

          (D) AUTOMATIC CONVERSION OF CLASS C COMMON.
              --------------------------------------

              (I) Each share of Class C Common shall automatically be converted into shares of Common Stock immediately prior to the closing of a Qualified Public Offering with respect to aggregate offering proceeds of at least $20 million, at the rate (subject to adjustment as provided in Section 5.2.3(b)) of one share of Common Stock for each share of Class C Common.

              (II) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Class C Common shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class C Common are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by or in connection with such certificates. Upon the occurrence of such automatic conversion of the Class C Common, the holders of shares of Class C Common shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Class C Common. Thereupon, there shall be issued and delivered to such holder promptly at such office in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Class C Common surrendered were convertible on the date on which such automatic conversion occurred.

          (E)    TRANSFER TAXES, ETC. If a holder converts Class A Common or
                 -------------------
Class C Common, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the holder shall pay any such tax which is due if and because the shares are issued in a name other than that of such holder.

          (F)    RESERVATION OF SHARES. The Corporation shall reserve out of its
                 ---------------------
authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares of Common Stock to permit the conversions of all outstanding shares of Class A Common or Class C Common pursuant to Section 5.2.3 of this
Article V. All Common Stock issued upon such conversion shall be fully paid and non-assessable.

          5.2.4  REDEMPTION.

          (A)    REDEMPTION AFTER QUALIFIED PUBLIC OFFERING.
                 ------------------------------------------

                 (I) Upon the occurrence of any Qualified Public Offering, the Corporation shall redeem all of the outstanding shares of Class A Common. The Corporation shall effect such redemption by paying, for each share of Class A Common, (A) cash in an amount equal to the sum of (1) the Unreturned Original Cost plus (2) the Unpaid Yield and (B) a number of shares of Common Stock equal to the Common Stock Amount Per Share (the "REDEMPTION PRICE").

                 (II) As used in this Section 5.2.4(a), the term "REDEMPTION DATE" shall refer to the date upon which the Qualified Public Offering triggering the automatic redemption hereunder closes with respect to aggregate offering proceeds of at least $20 million (the "CLOSING DATE"); provided, however, that, if the Corporation receives the proceeds from such closing too late in the day for the Corporation to effect the cash deposit required pursuant to Section 5.2.4(a)(vi) on such date using such proceeds, then the Redemption Date
                                      -7-
shall be the next day on which such deposit can be effected. On or prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, or delivered personally, to each holder of record (at the close of business on the day immediately preceding the Redemption Date) of the Class A Common, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption, the Redemption Date, the Redemption Price and the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his or her certificate or certificates representing the shares of Class A Common (the "REDEMPTION NOTICE"). Except as provided in Section 5.2.4(a)(iii), on or after the Redemption Date, each holder of Class A Common shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable (and the Common Stock portion thereof deliverable) to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled.

          (III) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Class A Common as holders of Class A Common (except the right to receive the Redemption Price, without interest on the cash portion thereof, and including the shares of Common Stock comprising a part thereof, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Class A Common are insufficient to redeem all of the shares of Class A Common, those funds which are legally available will be used to pay first the Unpaid Yield component of the Redemption Price, then the Unreturned Original Cost component of the Redemption Price on a pro rata basis according to the number of shares held, and the remaining unpaid cash portion of the Redemption Price shall be paid to the holders of the Class A Common by the issuance of shares of Common Stock, valued at the initial public offering price of such shares in the Qualified Public Offering.

          (IV) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, holders of shares of Class A Common shall have the rights of holders of Common Stock with respect to the shares of Common Stock to which such holders are entitled upon redemption, and such shares shall be deemed to be outstanding whether or not the certificates representing the redeemed shares of Class A Common are surrendered to the Corporation or its agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon redemption of shares of the Class A Common unless the certificates evidencing such shares of Class A Common are either delivered to the Corporation or its agent as provided below, or the holder notifies the Corporation or its agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by or in connection with such certificates. Upon the occurrence of such automatic redemption of the Class A Common, the holders of shares of Class A Common shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Class A Common. Thereupon, there shall be issued and delivered to such holder promptly at such office in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock payable upon the redemption of the shares of Class A Common represented by the surrendered certificate.

          (V) No fractional shares of Common Stock shall be issued upon redemption of the Class A Common. All shares of Common Stock (including fractions thereof) issuable upon redemption of more than one share of Class A Common by a holder thereof shall be aggregated for purposes of determining whether the redemption would result in the issuance of any fractional share. If, after the aforementioned aggregation, the redemption would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's initial public offering price.

          (VI) On the Closing Date, the Corporation shall deposit the cash portion of the Redemption Price of all shares of Class A Common with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares of Class A Common, with irrevocable instructions and authority to the bank or trust corporation to pay the cash portion of the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his or her Class A Common certificate to the Corporation pursuant to Section 5.2.4(a)(iv) above; provided, however, that if the Corporation receives the proceeds from the closing of the Qualified Public Offering triggering the automatic redemption hereunder too late in the day for the Corporation to effect such cash deposit on the Closing Date using such proceeds, then the Corporation shall effect such cash deposit on the next day on which such deposit can be effected, and the Corporation shall also deliver instructions and authority to the bank designated to receive the proceeds of such Qualified Public Offering for the Corporation's account to effect such deposit. On the Closing Date, the Corporation shall also provide irrevocable instructions and authority to the Corporation's transfer agent to issue the shares of Common Stock payable in redemption of the shares of Class A Common in accordance with Section 5.2.4(a)(iv) above. As of the Redemption Date, the deposit and the foregoing instructions to the transfer agent shall constitute full redemption payment for the shares of Class A Common to their holders, and from and after the Redemption Date the shares of Class A Common shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the cash portion of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor, plus to receive from the transfer agent stock certificates representing the shares of Common Stock issuable as payment for the redemption. The balance of any moneys deposited by the Corporation pursuant to this Section 5.2.4(a)(vi) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

               (B)    SPECIAL REDEMPTIONS. If a Sale of the Corporation has
                      -------------------
occurred or the Corporation obtains knowledge that a Sale of the Corporation is to occur, the Corporation shall give prompt written notice of such Sale of the Corporation describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Class A Common, but in any event such notice shall not be given later than five days after the occurrence of such Sale of the Corporation. The holder or holders of a majority of the Class A Common then outstanding may require the Corporation to redeem all of the shares of Class A Common by giving written notice to the Corporation of such election (the "CLASS A ELECTION") prior to the later of (i) 21 days after receipt of the Corporation's notice and (ii) five (5) days prior to the consummation of the sale of the Corporation (the "EXPIRATION DATE"). Upon receipt of the Class A Election, the Corporation shall be obligated to redeem the Class A Common on the later to occur of (i) the occurrence of the Sale of the Corporation or (ii) five
(5) days after the Corporation's receipt of such election. The redemption price for each share of Class A Common shall be equal to the sum of (i) the Unreturned Original Cost, (ii) the Unpaid Yield and (iii) the Fair Market Value of the Class A Common. If in any case a proposed Sale of the Corporation does not occur, all requests to make such redemption in connection therewith shall be automatically rescinded.

               5.2.5  STOCK SPLITS AND STOCK DIVIDENDS.

          The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one Class unless the outstanding Common Shares of all the other classes shall be proportionately subdivided or combined, or unless the applicable conversion rates, redemption price formulas, and definitions set forth in this Certificate of Incorporation are proportionately adjusted. All such subdivisions and combinations shall be payable only in Class A Common to the holders of Class A Common, in Common Stock to the holders of Common Stock, and in Class C Common to the holders of Class C Common. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

               5.2.6  REGISTRATION OF TRANSFER

          The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Shares. Upon the surrender of any certificate representing shares of any Class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such Class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such Class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

               5.2.7  REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, theft, destruction or mutilation of any certificate evidencing one or more shares of any Class of Common Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such Class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               5.2.8  NOTICES

          All notices referred to herein shall be in writing, shall be delivered personally or by first Class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

               5.2.9  AMENDMENT AND WAIVER.

          No amendment or waiver of any provision of this Article V shall be effective without the prior written consent of the holders of a majority of each

Class of the then outstanding Common Shares voting separately and not as a single class.

          5.3  PREFERRED SHARES

          The Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Shares in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof. Any such provision for the issuance of any series of Preferred Shares shall require the approval of the holders of at least three fourths of the outstanding shares of Class A Common then outstanding, if any.

          5.4  DEFINITIONS

          "AFFILIATE" of GTCR means any general or limited partner of GTCR or any other Person or investment fund controlling, controlled by or under common control with GTCR.

          "COMMON STOCK AMOUNT PER SHARE" means a number of shares of Common Stock equal to the quotient obtained by dividing (i) the sum of the number of shares of Common Stock plus the number of shares of Class C Common outstanding immediately prior to the closing of the relevant Qualified Public Offering (or, in the case of a conversion pursuant to Section 5.2.3 hereof, the date preceding such conversion) minus the number of shares of Common Stock issued prior to such point in time upon the conversion of any shares of Class A Common pursuant to
Section 5.2.3 hereof (as adjusted for any stock splits, combinations, or similar events) by (ii) the product of nine (9) multiplied by the sum of the number of shares of Class A Common outstanding immediately prior to the closing of the Qualified Public Offering (or, in the case of a conversion pursuant to Section
5.2.3 hereof, the date preceding such conversion) plus the number of shares of Class A Common that have been converted prior to such point in time pursuant to
Section 5.2.3 hereof (as adjusted for any stock splits, combinations, or similar events).

          "DISTRIBUTION" means each distribution made by the Corporation to holders of Common Shares, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Common Shares for any reason (after which such shares shall cease to be outstanding shares) or (b) any recapitalization or exchange of any Common Shares, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Common Shares.

          "FAIR MARKET VALUE" means the fair market value of each share of the Class A Common as of the date of determination as computed in accordance with the following formula:

          FMVA      =    (AMP/9) x (1/TCA)

       WHERE

          FMVA      =    The fair market value per share of Class A Common.

          AMP       =    The product of (i) the Market Price and (ii) the sum of
                         the number of shares of Common Stock plus the number of shares of Class C Common outstanding on the date of determination minus the number of shares of Common
                         Stock issued prior to the date of determination upon the conversion of any shares of Class A Common pursuant to Section 5.2.3 hereof (as adjusted for any stock splits, combinations, or similar events).

          TCA       =    The total number of outstanding shares of Class A
                         Common on the date of determination (plus the number of shares of Class A Common that have been converted prior to the date of determination pursuant to Section 5.2.3 hereof (as adjusted for any stock splits, combinations, or similar events)).

          "GTCR" means Golder, Thoma, Cressey, Rauner Fund IV, L.P.

          "ORIGINAL COST" of each share of Class A Common shall be equal to $90.00 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Common).

          "MARKET PRICE" of the Common Stock means the average of the closing prices of the Common Stock's sales on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the closing sale price of the Common Stock on the NASDAQ National Market System if it is listed on the NASDAQ National Market System, or if the Common Stock is not listed on the NASDAQ National Market System, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "FAIR MARKET VALUE" is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, "FAIR MARKET VALUE" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Common Shares, with the consent of the holders of a majority of the Class C Common Stock, which consent shall not be unreasonably withheld. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Common Stock. In determining the "FAIR MARKET VALUE" of the Common Stock under the preceding two sentences, the Corporation or the independent appraiser, as the case may be, shall subtract the aggregate amount of the Unreturned Original Cost and the Unpaid Yield, if any, on the outstanding Class A Common.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Corporation's Common Shares having an aggregate offering value of at least $20 million, including any amounts to be sold on account of selling security holders or upon the exercise of underwriters' options and prior to the deduction of fees, expenses and underwriters' discounts and commissions.

          "SALE OF THE CORPORATION" means any transaction or series of transactions pursuant to which any Person(s) other than GTCR in the aggregate acquire(s) (i) capital stock of the Corporation possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Corporation's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Corporation's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Corporation's and its Subsidiaries' assets determined on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's board of directors).

          "SUBSIDIARY" means with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

          "UNPAID YIELD" of any share of Class A Common means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

          "UNRETURNED ORIGINAL COST" of any share of Class A Common means an amount equal to the excess, if any, of (a) the Original Cost of such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

          "YIELD" means, with respect to each share of Class A Common, the amount accruing on such share, from the date of its original issuance by the Corporation through the date on which the Corporation declares or becomes obligated to pay, as the case may be, any Distribution or redemption price, each day during such period at the rate of 8% per annum of such share's Unreturned Original Cost; provided, however, that for purposes of calculating the Redemption Price of a share of Class A Common in connection with a Qualified Public Offering, the Yield shall be calculated through May 31, 1998 in the event such Qualified Public Offering closes with respect to at least $20 million in aggregate offering proceeds on or prior to June 30, 1998.

                                  ARTICLE VI

          The Corporation is to have perpetual existence.

                                  ARTICLE VII

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE IX

          The Corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article IX. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article IX shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation law hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this
Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XI

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          The undersigned, for the purpose of Amending and Restating the Certificate of Incorporation of the Corporation, does make and file this Amended and Restated Certificate of Incorporation and does hereby certify that the facts herein stated are true; and I have accordingly hereunto set my hand.

          Executed this 27th day of May, 1998.


                                                   /s/ Thomas S. Johnson
                                                   --------------------------
                                                   Thomas S. Johnson
                                                   President

ATTEST:

/s/ Raymond Schilling
-------------------------
Raymond Schilling
Secretary